Exhibit 10.6

MILESTONE SCIENTIFIC INC.

425 Eagle Rock Road, Ste 403,

Roseland, New Jersey 07068

As of March 31, 2026

Innovest S.p.A.

Corso Venezia 44

Milano, Italy 20121

Attn: Giandomenico Trombetta, President and Managing Director

BP4 S.r.l. in liquidazione

Corso Venezia 44 Milano

Attn: Pedro Palau, Liquidator and Legal Representative

Re:	Amendment of Amended and Restated Memorandum of Understanding

Dear Sirs:

Reference is made to that certain Amended and Restated Memorandum of Understanding dated January 13, 2026 (the “MOU”) by and between Innovest S.p.A. (“Innovest”), as the holder of certain consent/blockage rights with respect to BP4 S.r.l., societa’ a responsabilita’ limitata in liquidazione (“BP4”), according to BP4’s corporate bylaws, in the person of Gian Domenico Trombetta as a duly authorized representative of Innovest, and Milestone Scientific Inc., a Delaware corporation (the “Company”). All terms used herein as defined terms but not defined herein shall have the meanings ascribed thereto in the MOU.

The purpose of this letter is to modify the MOU in certain respects, including the conditions to be satisfied for each of the BP4 Parties to enter into Lock-Up Agreements. Accordingly, the parties hereby amend the MOU, as follows:

1.	In paragraph 5 of the MOU, the references to January 31, 2026 shall be changed to refer to April 17, 2026 (provided, that if the Company is then working on a capital raise that upon consummation would be a Qualified Offering (as amended in accordance with paragraph 2 below), then such April 17, 2026 date shall automatically be extended until May 1, 2026.

2.	In Annex A of the MOU, a “Qualified Offering” shall mean the Company’s consummation of one or more offerings of its securities within forty-five (45) days from the date hereof with aggregate gross proceeds to the Company of at least $900,000 and up to 19.99% of the number of outstanding shares of the Company (which at the closing price of the Company’s shares on March 17, 2026 of $0.29 would be approximately $2,300,000), on terms and conditions materially similar to those terms and conditions furnished to Innovest.

3.	In Annex A of the MOU, “Other Locked-Up Parties” shall mean each of the following:

●	Each of the directors of the Company re-elected at the December 18, 2025 Annual Meeting of the stockholders of the Company;
●	Each of the officers of the Company; and
●	United Systems and its affiliates.

Except as set forth above, the MOU shall continue in full force and effect.

In consideration of the approval, execution and delivery of this letter, the Company hereby undertakes and irrevocably commits that, within five (5) business days following the date on which both Innovest and BP4 have duly executed and returned this letter as evidence of their approval of MOU Amendments, the Company shall pay to BP4 the further amount of USD 27,500 pursuant to Article 5 of the MOU, in respect of additional disbursements accumulated in connection with the transaction contemplated by the MOU, it being understood that such payment shall be subject, together with any prior payments made pursuant to Article 5 of the MOU, to the aggregate cap of USD 100,000 expressly provided for therein.

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Innovest S.p.A.

Please evidence your consent to the matters set forth in this letter by signing and returning a copy of this letter.

Sincerely,

Milestone Scientific Inc.

By:	/s/ Eric Hines
Name:	Eric Hines
Title:	President and Chief Executive Officer

AGREED:

The undersigned, as the holder of certain consent/blockage rights with respect to BP4 according to BP4’s corporate bylaws, hereby agrees to amend the MOU as contemplated hereby.

Innovest S.p.A.

By:	/s/ G D Trombetta
Name:	Gian Domenico Trombetta
Title:	President and Managing Director

The undersigned, as liquidator and legal representative of BP4 S.r.l. in liquidazione, duly authorized pursuant to the resolutions adopted at the Meeting, hereby approves the MOU Amendments as set forth in this letter.

BP4 S.r.l. in liquidazione

By:	/s/ P Palau
Name:	Dottor Pedro Palau
Title:	iL Liquidatore and Legal Representative